Exhibit 10.1

Execution Version

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is dated as of April 12, 2024, between Satellogic Inc., a BVI business company limited by shares incorporated under the laws of the British Virgin Islands (the “Company”), Nettar Group Inc., BVI a business company with limited liability incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of the Company (the “Borrower”), the Holder Representative (as defined herein) and the purchaser identified on the Schedule of Purchasers attached hereto (as the same may be supplemented or amended from time to time with the consent of the Holder Representative (acting at the direction of the Majority Holders) to reflect the assignment of any Note, the “Schedule of Purchasers”) (including its successors and assigns, the “Purchaser”).

WHEREAS, the Borrower proposes to issue and sell to the Purchaser certain floating rate secured convertible promissory notes, in the form attached hereto as Exhibit A, and having an initial aggregate principal amount of $30,000,000 (the “Initial Notes”, and together with the Additional Notes (as defined below), the “Notes” and each individually, a “Note”), on the terms and conditions set forth in this Agreement. The Notes will be convertible into Class A Ordinary Shares (as defined herein) on the terms specified in the Notes. The Class A Ordinary Shares issuable pursuant to the terms of the Notes are referred to herein as the “Underlying Shares;”

WHEREAS, subject to the terms and conditions of this Agreement and the Notes, the aggregate amount of Notes outstanding shall not exceed $50,000,000;

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Borrower desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Borrower, the aggregate principal amount of Notes set forth opposite the Purchaser’s name on the Schedule of Purchasers; and

WHEREAS, at the Closing (as defined herein), the Company, the Borrower, and the Purchaser shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, the Borrower and the Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1        Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Additional Notes” has the meaning set forth in the Note.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to close.

“CF&Co” means Cantor Fitzgerald & Co, the Company’s financial advisor in connection with the transactions contemplated by the Transaction Documents.

“Class A Ordinary Shares” means the Company’s Class A ordinary shares, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Class B Ordinary Shares” means the Company’s Class B ordinary shares, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Commission” means the United States Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fee Letter” means that certain Fee Letter, dated as of April 12, 2024, entered into by the Borrower and the Collateral Agent.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Letter of Direction” means that certain Letter of Direction, dated as of April 12, 2024, entered into by the Borrower and the Purchaser.

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Majority Holders” has the meaning set forth in the Note.

“Material Adverse Effect” has the meaning assigned to such term in Section 3.1(b).

“Note Party” has the meaning set forth in the Note.

“Ordinary Shares” means the Class A Ordinary Shares, together with the Class B Ordinary Shares.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” shall have the meaning ascribed to such term in the Recitals.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities” means the Notes and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” means all short sales as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating or borrowing Ordinary Shares).

“Side Letter” means that certain Side Letter, dated as of April 12, 2024, entered into by the Company, the Borrower and the Purchaser.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule I and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Class A Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Side Letter, the Letter of Direction, the Fee Letter, the Notes, all exhibits and schedules thereto and hereto and any other documents or agreements, including any subordination and/or intercreditor agreements, executed in connection with the transactions contemplated hereunder.

“Transaction Expenses” shall have the meaning ascribed to such term in Section 5.2.

ARTICLE II.
PURCHASE AND SALE

2.1         Purchase of Notes. Upon the terms and subject to the conditions set forth in this Agreement, the Purchaser hereby irrevocably agrees to purchase, on the Closing Date, a Note with the original principal amount set forth opposite the Purchaser’s name in the Schedule of Purchasers hereto at a purchase price in cash equal to 100.00% of the principal amount thereof (the “Purchase Price”).

2.2         Closing. The closing of the purchase and sale of the Notes under this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m., New York time, on the first Trading Day on which the applicable covenants and conditions set forth in Sections 2.3 and 2.4 are satisfied (or at such other date as the Borrower and the Purchaser may mutually agree) (the “Closing Date”).

2.3         Deliverables.

(a)      On or prior to the Closing Date, the Company and the Borrower shall deliver or cause to be delivered to the Purchaser the following:

(i)      the Registration Rights Agreement duly executed by the Company;

(ii)     the Side Letter duly executed by the Company and the Borrower;

(iii)    the Fee Letter duly executed by the Borrower and the Collateral Agent;

(iv)    the Letter of Direction duly executed by the Borrower;

(v)     each Note to be issued to the Purchaser on the Closing Date executed by the Borrower and each other Note Party;

(vi)     a certificate evidencing each Note Party’s good standing issued by the relevant governmental authority for such Note Party’s jurisdiction of incorporation, dated as of a date within ten days of the Closing Date;

(vii)    a certificate, in the form reasonably acceptable to the Purchaser, executed by the Secretary of each Note Party and dated as of the Closing Date, as to (y) the resolutions as adopted by the governing body of such Note Party approving the transactions contemplated by the Transaction Documents to which it is a party and (z) certified copies of such Note Party’s organizational and governing documents, as in effect at the Closing;

(viii)   a certificate of the Secretary or other officer of the Company and the Borrower certifying that, as of the Closing Date, the representations and warranties of the Company and the Borrower set forth in Section 3.1 of this Agreement are complete and accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of the Closing Date (unless as of a specific date therein in which case they shall be accurate as of such date); and

(ix)    legal opinions of counsel to the Company and the Borrower, substantially in the form reasonably acceptable to the Purchaser, concerning certain matters under the laws of the United States and British Virgin Islands.

(b)      On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company and the Borrower the following:

(i)      the Registration Rights Agreement duly executed by the Purchaser;

(ii)     the Side Letter duly executed by the Purchaser;

(iii)    the Fee Letter duly executed by the Company and the Collateral Agent; and

(iv)   the Purchase Price for the Purchaser’s Notes to be purchased on the Closing Date by wire transfer to the Borrower in accordance with the Letter of Direction.

2.4         Closing Conditions.

(a)         The obligations of the Company and the Borrower hereunder in connection with the Closing are subject to the following conditions being met:

(i)    the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchaser contained in Section 3.2 (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)    all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)    the delivery by the Purchaser of the items set forth in Section 2.3(b) of this Agreement with respect to such Closing Date.

(b)    The respective obligations of the Purchaser and the Holder Representative hereunder in connection with the Closing are subject to the following conditions being met:

(i)       the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company and the Borrower contained in Section 3.1 (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)      all obligations, covenants and agreements of the Company and the Borrower required to be performed at or prior to the Closing Date shall have been performed;

(iii)       the delivery by the Company and the Borrower, as applicable, of the items set forth in Section 2.3(a) of this Agreement;

(iv)    the Purchaser and the Holder Representative shall have received payment of all reasonable and documented Transaction Expenses;

(v)        there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(vi)    from the date hereof to the Closing Date, trading in the Class A Ordinary Shares shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of Purchaser, makes it impracticable or inadvisable to purchase the applicable Notes at such Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1        Representations and Warranties of the Company and the Borrower. Each of the Company and the Borrower hereby makes the following representations and warranties to the Purchaser as of the date hereof, and at the Closing Date:

(a)      Subsidiaries. Schedule I sets forth each of the Company’s direct or indirect Subsidiaries as of the date hereof.

(b)    Organization and Qualification. Except as set forth on Schedule II, the Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any other Note Party is in violation nor default of any provision of its respective memorandum and articles of association or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s or its Subsidiaries’ ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, to the Company’s knowledge, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)     Authorization; Enforcement. Each Note Party has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents, to issue the Securities and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by each Note Party party thereto and the consummation by such Note Party of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Note Party and no further action is required by such Note Party, its governing body, or its stockholders or shareholders in connection herewith or therewith other than in connection with the Required Approvals (as defined below). This Agreement and each other Transaction Document to which each Note Party is a party has been (or upon delivery will have been) duly executed by such Note Party and, when duly executed by the other parties thereto and delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of such Note Party enforceable against such Note Party in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law (collectively, the “Enforceability Exceptions”).

(d)      No Conflicts. The execution, delivery and performance by each Note Party of this Agreement and the other Transaction Documents to which it is a party, the issuance the Securities and the consummation by such Note Party of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any material provision of such Note Party’s memorandum and articles of association or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary (other than Liens in favor of the Collateral Agent in connection with the Transaction Documents), or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)     Filings, Consents and Approvals. Neither the Company, the Borrower, nor any other Note Party is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or self-regulatory organization in connection with the execution, delivery and performance by the Note Parties of the transactions contemplated by this Agreement, other than (i) filings required by applicable securities laws and the filing of a Current Report on Form 6-K under the Exchange Act, (ii) those filings or submissions required by NASDAQ, (iii) those filings or submissions required pursuant to the Transaction Documents (including the CFIUS Approval (as defined in the Notes) and the Registration Rights Agreement) in accordance with the terms of the applicable Transaction Document and (iv) any other filings, the failure of which to obtain would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect (collectively, the “Required Approvals”).

(f)    Issuance of the Securities. The issuance of the Notes is duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Borrower other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized shares the maximum number of Underlying Shares issuable pursuant to Notes.

(g)     Capitalization. As of the date hereof and as of immediately prior to the Closing, the Company is authorized to issue an unlimited number of Class A Ordinary Shares and an unlimited number of Class B Ordinary Shares. As of March 31, 2024 and as of immediately prior to the Closing: (i) 78,952,580 shares of Class A Ordinary Shares and 13,582,641 shares of Class B Ordinary Shares were issued and outstanding, (ii) 49,184,915 warrants to purchase Class A Ordinary Shares (the “Warrants”), (iii) 2,878,557 restricted share units (“RSUs”) and (iv) 4,887,873 options to purchase Class A Ordinary Shares were issued and outstanding. As of the date hereof, the Company owned 567,823 treasury shares. All (i) issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and (ii) issued and outstanding Warrants, RSUs and options constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions. Except as set forth in the SEC Reports or contemplated by the Transaction Documents, there are no stockholder or shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any equity interests of the Company. Other than pursuant to the Transaction Documents, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

(h)     SEC Reports; Financial Statements. For the two years preceding the date hereof, the Company has timely filed all reports and other forms required to be filed by the Company under the Securities Act and the Exchange Act (the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company and its Subsidiaries included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments.

(i)      Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest financial statements included within the SEC Reports (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any of its shares.

(j)    Litigation. Except as set forth in the SEC Reports, there is no material action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions set forth in the SEC Reports, (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)     Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)      Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)     Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all material federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all material authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all material permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all material terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)     Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties.

(o)     Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)    Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)    Sarbanes-Oxley; Internal Accounting Controls. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the most recently filed annual report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company.

(r)       Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents except for fees payable to CF&Co. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(s)      Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Notes by the Borrower to the Purchaser as contemplated hereby or the issuance of the Underlying Shares pursuant to the terms of the Transaction Documents. The issuance and sale of the Notes hereunder does not contravene, and the issuance of the Underlying Shares pursuant to the Transaction Documents will not contravene, the rules and regulations of the Trading Market.

(t)       Investment Company. No Note Party is, or is an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(u)    Registration Rights. Other than the Purchaser and Persons listed on active registration statements of the Company or otherwise disclosed in the SEC Reports, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(v)      Listing and Maintenance Requirements. The Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Class A Ordinary Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(w)     No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Notes to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(x)       Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all applicable income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(y)      No General Solicitation. Neither the Company, the Borrower, nor any Person acting on behalf of the Company has offered or sold any of the Notes by any form of general solicitation or general advertising.

(z)     Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(aa)    No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between any Note Party and the accountants and lawyers formerly or presently employed by such Note Party and each Note Party current with respect to any fees owed to their accountants and lawyers which could affect such Note Party’s ability to perform any of its obligations under any of the Transaction Documents.

(bb)    Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(cc)     Form F-3 Eligibility. The Company is eligible as of the date hereof to register the resale of the Underlying Shares for resale by the Purchaser on Form F-3 promulgated under the Securities Act.

(dd)    International Trade. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company (i) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State, (ii) has engaged in any unauthorized transaction involving an embargoed territory (i.e., Cuba, Iran, North Korea, or the Crimea region or Covered Regions of Ukraine), a national of an embargoed territory, or an entity organized or incorporated under the laws of an embargoed territory, (iii) has engaged in any unauthorized transaction involving a person on a U.S. restricted parties list, including but not limited to the Specially Designated Nationals List, Entity List, Denied Parties List, or Debarred List, or (iv) has materially violated any sanctions authorities administered by OFAC or the U.S. Department of State, export controls authorities administered by the U.S. Department of Commerce or U.S. Department of State, or customs or import authorities administered by the U.S. Department of Commerce, U.S. International Trade Commission, or U.S. Department of Homeland Security.

(ee)     Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(ff)     Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and, to the Company’s knowledge, neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(gg)   Transactions with Affiliates and Employees. Except as set forth in the SEC Reports or otherwise disclosed in writing to the Purchaser prior to the date hereof, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $100,000 other than for (i) payment of salary, advisory or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(hh)    Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated under this Agreement other than those specifically set forth in Section 3.2 hereof.

(ii)      Solvency. Based on the consolidated financial condition of the Company and its Subsidiaries as of the date hereof, after giving effect to the receipt by the Borrower of the proceeds from the sale of the Notes on the date hereof, (i) the fair saleable value of the assets of the Company and its Subsidiaries, taken as a whole, exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including known contingent liabilities) the Company and its Subsidiaries, taken as a whole, as they mature, (ii) the assets of the Company and its Subsidiaries, taken as a whole, do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company and its Subsidiaries, taken as a whole, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company and its Subsidiaries, taken as a whole, together with the proceeds the Company and its Subsidiaries would receive, were they to liquidate all of their assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company and its Subsidiaries, taken as a whole, do not intend to incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(jj)     Acknowledgment Regarding Purchaser’s Purchase of Notes. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3.2, each of the Company and the Borrower acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby and that the Purchaser is not, immediately prior to the consummation of the Transactions, (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the Company’s Ordinary Shares (as defined for purposes of Rule 13d-3 of the 1934 Act).

(kk)   Acknowledgment Regarding Purchasers Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) the Purchaser has not been asked by the Company to agree, nor has Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or derivative securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by the Purchaser, specifically including Short Sales or derivative transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) Purchaser, and counter-parties in derivative transactions to which such Purchaser is a party, directly or indirectly, presently may have a short position in the Ordinary Shares and (iv) Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any derivative transaction. The Company further understands and acknowledges that (y) Purchaser may engage in hedging activities at various times during the period that the Securities are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing stockholders equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ll)      No Implied Representations. Except for the representations and warranties contained in this Section 3.1, neither the Company nor the Borrower make any express or implied representation or warranty, and each of the Company and the Borrower hereby disclaims any such representation or warranty with respect to, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein. Notwithstanding the foregoing, it is expressly understood and agreed that the representations and warranties contained in this Section 3.1 do not reflect, and shall not be construed to include, any potential effects, impacts or consequences on the Company or the Borrower in connection with the review of the transactions contemplated herein by the Committee on Foreign Investment in the United States (“CFIUS”), including CFIUS Approval (as defined in the Notes).

3.2        Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company and the Borrower as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)    Organization or Incorporation; Authority. The Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

(b)    Own Account. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)      Purchaser Status. At the time the Purchaser was offered the Notes, it was, and as of the date hereof it is, and on the Closing Date and each other date on which it is issued Underlying Shares, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.

(d)      Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)    General Solicitation. The Purchaser is not, to the Purchaser’s knowledge, purchasing the Notes as a result of any advertisement, article, notice or other communication regarding the Notes published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Purchaser, any other general solicitation or general advertisement.

(f)       Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Notes and the merits and risks of investing in the Notes and the Underlying Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Purchaser also acknowledges that it will, based on such other documents, information, and investigations as it shall deem appropriate at any time, continue to make its own investment decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Transaction Documents.

(g)       Not Sanctioned. The Purchaser is not, and is not owned or controlled by or acting on behalf of, a Sanctioned Person. The Purchaser is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. The Purchaser represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Purchaser maintains policies and procedures reasonably designed to comply with its obligations under the BSA/PATRIOT Act. The Purchaser also represents that it maintains, to the extent required, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons and to ensure that the funds held by the Purchaser and used to purchase the Convertible Notes are derived from lawful activities. For purposes of this Agreement, “Sanctioned Person” means at any time any person or entity: (i) listed on any Sanctions-related list of designated or blocked or restricted persons; (ii) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized or incorporated under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time; or (iii) owned or controlled by or acting on behalf of any of the foregoing.

(h)      Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales of the securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, if the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to the Purchaser’s representatives, including its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(i)     No Implied Representations. Except for the representations and warranties contained in this Section 3.2, the Purchaser makes no express or implied representation or warranty, and the Purchaser hereby disclaims any such representation or warranty with respect to, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

Each of the Company and the Borrower acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s or the Borrower’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions.

(a)       The Notes may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Notes other than pursuant to an effective registration statement or Rule 144, to the Borrower or to an Affiliate of the Purchaser, and the Borrower may require the transferor thereof to provide to the Company certifications or other evidence reasonably acceptable to the Borrower to the effect that such transfer does not require registration of such transferred Notes under the Securities Act.

(b)       The Purchaser agrees that the instruments evidencing the Notes shall bear a legend substantially similar to the legend set forth below (in addition to any legend required under applicable federal or state securities laws):

“NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES INTO WHICH THE SECURITIES REPRESENTED HEREBY ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES FOR THE BENEFIT OF NETTAR GROUP INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THESE SECURITIES SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (1) ONE YEAR AFTER THE ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (2) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF; (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT; OR (D) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THIS SECURITIES REPRESENTED HEREBY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (C) OR (D) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

Each of the Company and the Borrower acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Notes to a financial institution that is an accredited investor as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, Purchaser may transfer pledged or secured Notes to the pledgees or secured parties. Such a pledge would not be subject to approval of the Company or the Borrower and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Purchaser’s expense, the Company or the Borrower will execute and deliver such reasonable documentation as a pledgee or secured party of Notes may reasonably request in connection with a pledge or transfer of the Notes. For the avoidance of doubt, any transfer of the pledged or secured Notes to the pledgees or secured parties shall be subject to Section 4.1(a).

4.2         Integration. The Borrower shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Notes in a manner that would require the registration under the Securities Act of the sale of the Notes or that would be integrated with the offer or sale of the Notes for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction, and the Borrower will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act or the rules and regulations of the principal Trading Market, with the issuance of Securities contemplated hereby.

4.3         Reservation of Class A Ordinary Shares. As of the date hereof, the Company has reserved a sufficient number of shares of Class A Ordinary Shares for the purpose of enabling the Company to issue the maximum number of Underlying Shares issuable pursuant to the Notes. The Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Class A Ordinary Shares for the purpose of enabling the Company to issue the maximum number of Underlying Shares issuable pursuant to the Notes.

4.4         Indemnification of Purchaser Parties. Subject to the provisions of this Section 4.4, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company or the Borrower in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder or shareholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based solely upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or shareholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, bad faith, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel, or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents or otherwise is finally judicially determined to arise from fraud, bad faith, gross negligence of willful misconduct of such Purchaser Party. The indemnification required by this Section 4.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.5         Listing of Class A Ordinary Shares. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Class A Ordinary Shares on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Underlying Shares on such Trading Market and promptly secure the listing of all of the Underlying Shares on such Trading Market. The Company further agrees, if the Company applies to have the Class A Ordinary Shares traded on any other Trading Market, it will then include in such application all of the Underlying Shares and will take such other action as is necessary to cause all of the Underlying Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Class A Ordinary Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Class A Ordinary Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.6        Certain Transactions and Confidentiality. The Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales or any hedging transaction involving any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced by the Company pursuant to the initial press release as described in Section 4.8 below. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) Purchaser makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.8 below, (ii) Purchaser is not party to any agreement with the Company or its Subsidiaries that restricts or prohibits Purchaser from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.8 below and (iii) Purchaser shall not have any duty to the Company or its Subsidiaries not to trade in the securities of the Company in accordance with applicable securities laws after the issuance of the initial press release as described in Section 4.8 below.

4.7        Note Register. The Borrower will provide the Holder Representative with the most current Note Register (as defined in the Notes) on the Closing Date in connection with any assignments of any Notes, and as may be requested by the Holder Representative from time to time, upon which the Holder Representative is entitled to conclusively rely for all purposes hereof and of the Notes without liability.

4.8        Securities Laws Disclosure; Publicity. The Company shall (a) within one Trading Day following the date of this Agreement, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) furnish a Form 6-K with the Commission within the time required by the Exchange Act. Effective upon the issuance of such press release, (c) the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents and (d) the Company acknowledges and agrees that any and all confidentiality or similar obligations existing on the date hereof under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and the Purchaser or any of its Affiliates on the other hand, shall terminate. The Company and Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except as required by federal securities law, including in connection with (w)(i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents with the Commission and (x) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (x). Notwithstanding anything herein to the contrary, the Company may disclose information relating to the transactions contemplated hereby in any document furnished or filed with the Commission without prior notice to the Purchaser; provided such information has (y) been previously disclosed and (z) such disclosure is consistent in all material respects with such prior disclosure.

4.9      Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.8, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. For the avoidance of doubt, Purchaser acknowledges that the information provided by the Company or the Borrower to Purchase pursuant to and in accordance with Section 7(c) and Section 7(hh) of the Note may constitute material non-public information. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its Subsidiaries, or any of their respective officers, director, agents, employees or Affiliates delivers any material, non-public information to the Purchaser without Purchaser’s consent, the Company hereby covenants and agrees that the Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously, or promptly thereafter (but in no event more than one full Trading Day), publicly disclose such information via a press release, Current Report on Form 8-K or Form 6-K. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.10      Use of Proceeds. The Borrower shall use the net proceeds from the sale of the Notes hereunder for working capital purposes of the Company and its Subsidiaries, subject to restrictions set forth in the Notes, and shall not use such proceeds in violation of FCPA or OFAC regulations.

4.11     Acknowledgment of Dilution. The Company acknowledges that the issuance of the Underlying Shares may result in dilution of the outstanding Class A Ordinary Shares, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders or shareholders of the Company.

4.12       Ranking. The Notes shall be pari passu in right of payment with respect to each other. All payments (other than payments in respect of a conversion of Notes) to the holders of the Notes shall be made pro rata among the holders based upon the aggregate unpaid principal amount and accrued interest of the Notes outstanding as of one Business Day immediately prior to any such payment. If one holder of Notes obtains any payment (whether voluntary, involuntary or by offset or otherwise, but not including any payments in respect of a conversion of Notes) of principal, interest or other amount with respect to the Notes in excess of such holder’s pro rata share of such payments obtained by all holders, then the holder receiving such payment in excess of its pro rata share shall return to the Borrower, for distribution to each of the other holder, an amount sufficient to cause all holders to receive their respective pro rata shares of any payment of principal, interest or other amounts with respect to the Notes.

ARTICLE V.
MISCELLANEOUS

5.1       Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) the mutual written agreement of the Company, the Borrower and the Purchaser to terminate this Agreement, (b) if, on the Closing Date, any of the conditions to Closing set forth in Section 2.4 of this Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived in writing (to the extent a valid waiver is capable of being issued) by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Agreement are not consummated, or (c) April 30, 2024; provided, that nothing herein will relieve any party from liability for any willful breach hereof (including, for the avoidance of doubt, the Company’s, the Borrower’s or the Purchaser’s willful breach of its representations, warranties and covenants as of the date of the Closing) prior to the time of termination, and the other party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Upon the occurrence of any of the foregoing clauses (a)-(c), this Agreement shall be void and of no further effect and any monies paid by the Purchaser to the Company or the Borrower in connection herewith shall promptly (and in any event within one (1) business day) following the applicable termination event be returned to the Purchaser without any deduction for or on account of any tax, withholding, charges, or set-off.

5.2       Fees and Expenses. The Company or the Borrower shall reimburse the Initial Holder (as defined in the Note) for all reasonable and documented costs and expenses, including attorney’s fees and diligence costs, incurred by it in connection with the transactions contemplated by the Transaction Documents in an amount up to five hundred thousand dollars ($500,000) (the “Transaction Expenses”). The Initial Holder shall pay all of its own costs and expenses in connection with this Agreement and the transactions contemplated by the Transaction Documents in excess of the Transaction Expenses.

5.3        Entire Agreement. The Transaction Documents, together with the exhibits, annexes and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4        Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile or email attachment on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. In each case notice shall be sent to:

If to the Company or the Borrower, addressed to:

Satellogic Inc. 210 Delburg Street Davidson, NC 28036 Attn: Rick Dunn, CFO Email: rick.dunn@satellogic.com; gc@satellogic.com

Nettar Group Inc. 210 Delburg Street Davidson, NC 28036 Attn: Rick Dunn, CFO Email: rick.dunn@satellogic.com; gc@satellogic.com

With a copy to (which will not constitute notice):

King & Spalding LLP 1180 Peachtree Street NE Atlanta, GA 30309 Attn: Zack Davis E-Mail: zdavis@kslaw.com

If to the Holder Representative, addressed to:

Acquiom Agency Services LLC 950 17th Street Suite 1400 Denver, CO 80202 Attn: Shon McCraw-Davis Email: smccrawdavis@srsacquiom.com

With copies to (which shall not constitute notice):

Morrison & Foerster LLP 2100 L Street Northwest Washington, D.C. 20037 Attn: Thomas Good E-Mail: tgood@mofo.com

and

McDermott Will & Emery LLP One Vanderbilt Ave, 45th Floor New York, NY 10017 Attn: Riley Orloff E-Mail: rorloff@mwe.com or to such other place and with such other copies as each party may designate as to itself by written notice to the others.

If to the Purchaser, at its address set forth on the Schedule of Purchasers, or at such other address or addresses as may have been furnished to the Company by giving five (5) days’ advance written notice.

5.5        Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company, the Borrower, the Holder Representative and the Majority Holders) (or, prior to the Closing, the Company, the Borrower, the Holder Representative and the Purchaser), or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts the Purchaser (or any other holder of the Notes), the consent of such disproportionately impacted the Purchaser (or any other holder of the Notes) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any purchaser of the Notes relative to the comparable rights and obligations of the other holder of the Notes shall require the prior written consent of such adversely affected holder of the Notes. Any amendment effected in accordance with this Section 5.5 shall be binding upon each purchaser or holder of Securities, the Company and the Borrower.

5.6        Headings; Interpretation. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. Unless the context otherwise requires, any reference in this Agreement to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. Unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time, and the word “including” shall be deemed to be followed by the words “without limitation.”

5.7       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Borrower may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Majority Holders (as defined in the Notes) (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers the Notes; provided that any such transferees and transferor shall have executed an assignment and assumption agreement in the form of Exhibit C hereto.

5.8        No Third-Party Beneficiaries. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. The parties hereto agree that there are no third-party beneficiaries of this Agreement except as otherwise set forth in Section 4.4 and this Section 5.8.

5.9        Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company and the Borrower under Section 4.4, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10       Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11       Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. The words “execution,” “executed,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement, including the Notes and the other Note Documents, and the transactions contemplated hereby and thereby, shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties to this Agreement consent to conduct the transactions contemplated hereunder by electronic means.

5.12      Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13     Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser, the Company and the Borrower will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14       Saturdays, Sundays, Holidays, etc.If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.15     Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Class A Ordinary Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock or share splits, stock or share dividends, stock or share combinations, bonus share issuances and other similar transactions of the Class A Ordinary Shares that occur after the date of this Agreement.

5.16       WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.17     Holder Representative. The Purchaser hereby appoints Acquiom Agency Services LLC as the holder representative (the “Holder Representative”) for the benefit of the Purchaser under the Notes to serve from the date hereof until the termination of this Agreement and the Notes.

(a)     The Borrower agrees to pay, or cause to be paid, to the Holder Representative from time to time compensation for its services as reasonably agreed by the Borrower and the Holder Representative, and the Borrower will pay or reimburse, or caused to be paid or reimbursed, the Holder Representative upon its request for all reasonable expenses (including Transaction Expenses), disbursements and advances, if any, reasonably incurred or made by the Holder Representative (including reasonable attorney fees and expenses) in connection with the performance of this Agreement, the Notes, any other Transaction Document and any agreements ancillary hereto or thereto and the enforcement of the rights and remedies of the Purchaser and the Holder Representative under any Transaction Document.

(b)    The Purchaser hereby irrevocably authorizes the Holder Representative to take such action and to exercise such rights and powers hereunder as provided herein or as requested in writing by the Majority Holders, in accordance with the terms hereof, together with such powers as are reasonably incidental thereto. The Holder Representative shall have only those duties and responsibilities that are expressly specified herein and in any other Transaction Document and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into any Transaction Document or otherwise exist against the Holder Representative, except as are explicitly set forth in any such Transaction Document. The Holder Representative may execute any of its duties hereunder by or through agents or employees and shall be entitled to request and act in reliance upon the advice of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith. The Holder Representative will incur no liability of any kind with respect to any action or omission by the Holder Representative in connection with the Holder Representative’s services pursuant to this Agreement or any Note and any agreements ancillary hereto, except in the event of liability directly resulting from the Holder Representative’s bad faith, gross negligence or willful misconduct. The Purchaser will indemnify, defend and hold harmless the Holder Representative (which indemnity and reimbursement obligations shall survive any termination of this Agreement and/or the resignation or removal of the Holder Representative) from and against any and all losses, liabilities, obligations, damages, claims, penalties, fines, forfeitures, actions, judgments, suits and reasonable and documented fees and expenses (collectively, “Representative Losses”) arising out of or in connection with the Holder Representative’s execution and performance of this Agreement, the Notes, any other Transaction Document and any agreements ancillary hereto or thereto and the enforcement of the rights and remedies of the Purchaser and the Holder Representative under any Transaction Document (including the enforcement of the Purchaser’s indemnity and reimbursement obligations hereunder), in each case as such Representative Loss is suffered or incurred, unless such Representative Loss is attributable to the bad faith, gross negligence or willful misconduct of the Holder Representative.

(c)     Without limiting the generality of the foregoing, the Holder Representative (a) shall not be subject to any fiduciary or other implied duties or responsibilities, regardless of whether a default or Event of Default (as defined in the Notes) has occurred and is continuing (the use of the term “Holder Representative” herein and in any other Transaction Document is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), and (b) shall not have any duty to take any discretionary action or exercise any discretionary powers. The Holder Representative shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any other Transaction Document or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Holder Representative shall have received written instructions in respect thereof from the Majority Holders. If a default or Event of Default has occurred and is continuing, then the Holder Representative shall take such action with respect to such default of Event of Default as shall be directed by the Majority Holders, provided that, unless and until the Holder Representative shall have received such directions, the Holder Representative may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such default of Event of Default as it shall deem advisable in the best interests of the Purchaser. In no event, however, shall the Holder Representative be required to take any action which exposes the Holder Representative to personal liability, or which is contrary to this Agreement, any other Transaction Document or applicable law. The Holder Representative shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Holders. No provision of this Agreement or any other Transaction Document, any agreement or instrument contemplated hereby or thereby, or the transactions contemplated hereby or thereby shall require the Holder Representative to: (i) expend or risk its own funds or provide indemnities in the performance of any of its duties hereunder or the exercise of any of its rights or power or (ii) otherwise incur any financial liability in the performance of its duties or the exercise of any of its rights or powers. Anything herein to the contrary notwithstanding, whenever reference is made in this Agreement or any other Transaction Document to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Holder Representative or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Holder Representative hereunder or thereunder, it is understood that in all cases the Holder Representative shall be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed by the Majority Holders.

(d)     The Holder Representative may resign at any time upon ten (10) days’ notice to the Company, the Borrower and the Purchaser, and the Majority Holders may remove or replace the Holder Representative at any time upon ten (10) days’ notice by notifying the Company and the Majority Holders. Upon any such resignation or replacement, the Majority Holders shall have the right to appoint a successor Holder Representative, in consultation with, and reasonably acceptable to, the Borrower. Upon the acceptance of its appointment as Holder Representative hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Holder Representative, and the retiring, replaced or removed Holder Representative shall be discharged from its duties and obligations hereunder. If no successor Holder Representative shall have been appointed and shall have accepted such appointment, then on such 10th day (i) the retiring Holder Representative’s resignation, replacement or removal shall become effective, (ii) the retiring, replaced or removed Holder Representative shall thereupon be discharged from its duties and obligations hereunder and (iii) the Majority Holders shall thereafter perform all duties of the Holder Representative under hereunder until such time, if any, as the Majority Holders appoint a successor Holder Representative, in consultation with, and reasonably acceptable to, the Borrower.

(e)     By executing a signature page hereto, the Purchaser hereby authorizes and directs the Holder Representative to execute each of the applicable Transaction Documents and perform its obligations hereunder and thereunder, subject to the indemnification and other rights of the Holder Representative set forth herein.

(f)      The Holder Representative shall have no obligation or duty to monitor, determine or inquire as to the accuracy or compliance by the Purchaser with any representation or warranty of the Purchaser in Section 3 hereof or under applicable law with respect to any transfer of any interest in any Note.

(g)    In no event shall the Holder Representative incur any liability for not performing any act or fulfilling any duty, obligation, or responsibility hereunder by reason of any occurrence beyond the control of the Holder Representative (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God, or war, civil unrest, local or national disturbance, disaster or any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility.

5.18     Payment Set Aside. To the extent that the Company or the Borrower makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.19      Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SATELLOGIC INC.

By:
Name:
Title:

NETTAR GROUP INC.

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASER

Tether Investments Limited

By:
Name:
Title:

[SIGNATURE PAGES CONTINUE]

IN WITNESS WHEREOF, the undersigned have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER REPRESENTATIVE

Acquiom Agency Services LLC

By:
Name:
Title:

SCHEDULE I

[See attached]

SCHEDULE II

[See attached]

SCHEDULE OF PURCHASERS

Purchaser	Principal Amount Purchased
Tether Investments Limited	$30,000,000
Total	$30,000,000

Notice to the Purchaser:

Tether Investments Limited

[******]

With copies to (which shall not constitute notice):

[******]

[******]

And

McDermott Will & Emery LLP

One Vanderbilt Ave, 45th Floor

New York, NY 10017

Attn: Riley Orloff

E-Mail: rorloff@mwe.com

EXHIBIT A

FORM OF PROMISSORY NOTE

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

FORM OF

ASSIGNMENT AND ASSUMPTION

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), is made to be effective as of         , 202[__] (the “Effective Date”), by and between [_______] (“Assignor”) and [________] (“Assignee”). Capitalized terms used herein but not defined herein have the meanings set forth in the Note Agreement referred to below.

WHEREAS, Nettar Group Inc., BVI a business company with limited liability incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of the Company (the “Borrower”), issued floating rate secured convertible promissory notes (each, a “Note” and, collectively, the “Notes”) pursuant to that certain Note Purchase Agreement, dated as of April 12, 2024, by and among Satellogic Inc., a BVI business company limited by shares incorporated under the laws of the British Virgin Islands, the Borrower, the Holder Representative and the Purchaser who executed such agreement (or subsequent joinders to such agreement) (as amended, supplemented, modified, restated, renewed, or extended from time to time, the “Note Agreement”);

WHEREAS, Assignor desires to assign Assignor’s interest in the Note[s] attached hereto (the “Assigned Notes”) to Assignee.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby covenant and agree as follows:

1.      Subject to the terms of this Assignment, effective as of the Effective Date, Assignor hereby transfers, assigns, delivers, sets-over, and conveys, without, except as provided in this Assignment, recourse, representation, or warranty, express or implied, unto Assignee all right, title, and interest of Assignor in and to the Assigned Notes and Assignor’s related interest in the Note Agreement and all other Transaction Documents (collectively, the “Note Documents”).

2.        Subject to the terms of this Assignment and the Note Agreement, effective as of the Effective Date, Assignee hereby accepts the assignment of the Assigned Notes and the Note Documents from Assignor, and hereby assumes and agrees to fulfill, perform, and discharge, from and after the Effective Date, all of the various commitments, obligations, and liabilities of Assignor under the Note Documents accruing and arising on and after the Effective Date.

3.        This Assignment and Assignor’s and Assignee’s obligations under this Assignment are conditioned on Assignor’s and Assignee’s compliance with the provisions of the Note Agreement and the other Notes Documents relating to a transfer of the Note. The Borrower’s execution of this Assignment shall evidence Assignor’s compliance with the provisions of the Note Agreement relating to the transfer of the Assigned Notes to Assignee, Assignee’s status as the Purchaser under the Note Agreement, and the Borrower’s agreement to register the assignment of the Assigned Notes to Assignee in the Borrower’s register for the registration of the issuances and transfers of the Assigned Notes. Upon Assignor’s, Assignee’s, and Borrower’s execution of this Assignment, Assignor shall be released from any all commitments, obligations, and liabilities of Assignor with respect to the Assigned Notes under the Note Documents accruing and arising on and after the Effective Date, provided, however, that if Assignor owns one or more Notes, Assignor shall not be released from Assignor’s commitments, obligations, and liabilities with respect to such other Note or Notes under the Note Agreement and the other documents and instruments relating to the Note Agreement and such Note or Notes that are not Assigned Notes.

4.         Assignor hereby represents and warrants to Assignee that:

(a)    Assignor is the legal and beneficial owner of the Assigned Notes and has full and complete title thereto, with the absolute right to transfer the Assigned Notes free and clear of all liens and encumbrances;

(b)    Assignor has full right, power, and authority to assign to Assignee the Assigned Notes and all of Assignor’s right, title, and interest in and to the other Note Documents (except as such assignment is limited by this Agreement);

(c)    each note is free and clear of all security interests, pledges, liens, claims, charges, restrictions, equities, or encumbrances of any kind whatsoever (other than as set forth in the Note Agreement or the other Note Documents);

(d)    there is no provision of any contract, indenture, or other instrument (other than the Note Documents, as applicable) to which the Assigned Notes are subject that would prevent, limit, or condition the transfer of the Assigned Notes to Assignee;

(e)    to Assignor’s actual knowledge, no default exists under any of the Note Documents;

(f)    neither Assignor nor, to Assignor’s actual knowledge, the Collateral Agent has taken any action to demand payment of or declare due and payable any sums owing under the Assigned Notes or any of the other Note Documents;

(g)    to Assignor’s actual knowledge, there are no actions, suits, or proceedings pending or threatened with respect to the Assigned Notes; and

(h)    as of the Effective Date, $[_________] is the outstanding principal balance of the Assigned Notes.

5.          Assignee hereby represents and warrants to Assignor and the Borrower that:

(a)    Assignee is receiving the Assigned Notes for its own accounts and not with a view to the distribution thereof;

(b)    Assignee understands that the Assigned Notes have not been registered under the Securities Act or the securities laws of any state and may be sold or transferred only if registered pursuant to the Securities Act and any applicable state securities laws or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Borrower is not required to register the Assigned Notes under the Securities Act or any applicable state securities laws;

(c)    it has, independently and without reliance upon the Holder Representative or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase such Assigned Notes; and

(d)    Assignee has been provided a copy of each of the Note Documents, and understands that the Assigned Notes are subject to the terms thereof, including restrictions on the transfer of the Assigned Notes.

6.     THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

7.         This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

8.        Assignor and Assignee agree to cooperate and execute any and all additional documents and to take all additional actions which may be reasonably necessary or appropriate to carry out the purposes of this Assignment, including Assignee providing to the Holder Representative such administrative details and questionnaire as may be requested by the Holder Representative together with properly completed and duly signed applicable Internal Revenue Service Forms W-9 or W-8 certifying that such Assignee is exempt from federal backup withholding.

9.         Wherever possible, each provision of this Assignment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Assignment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Assignment.

10.       This Assignment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Additionally, the parties intend that one or more party may sign this Assignment by electronic means.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed on the dates indicated below to be effective as of the Effective Date.

ASSIGNOR:

[_______________]

By:
Name:
Title:

Assignor’s Information:

Address:

[_________]

ASSIGNEE:

[__________]

By:
Name:
Title:

Assignee’s Information:

Address:

[___________]

Acknowledged and

Agreed:

NETTER GROUP INC.

By:
Name:
Title:

ACQUIOM AGENCY SERVICES LLC

as Holder Representative

By:
Name:
Title: